EXHIBIT 4.6

CLASS B COMMON STOCK		CLASS B COMMON STOCK
NUMBER		SHARES

SPWR _______	[SUNPOWER LOGO]

INCORPORATED UNDER		SEE REVERSE FOR CERTAIN
THE LAWS OF DELAWARE		DEFINITIONS AND RESTRICTIONS

CUSIP 867652 30 7

THIS CERTIFIES THAT

IS THE OWNER OF
FULLY PAID AND NON-ASSESSABLE SHARES OF CLASS B COMMON STOCK, $0.001 PAR VALUE, OF

SUNPOWER CORPORATION

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.
     This Certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between SunPower Corporation and Computershare Trust Company, N.A., dated as of August 12, 2008 (the “Rights Agreement’), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of SunPower Corporation. The Rights are not exercisable prior to the occurrence of certain events specified in the Rights Agreement. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may be exchanged, may expire, may be amended, or may be evidenced by separate certificates and no longer be evidenced by this Certificate. SunPower Corporation will mail to the holder of this Certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances as set forth in the Rights Agreement, Rights that are or were beneficially owned by an Acquiring Person or any Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement) may become null and void.
     WITNESS the facsimile signatures of its duly authorized officers
DATED:
COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST
COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR
AUTHORIZED SIGNATURE

SECRETARY	CHIEF EXECUTIVE OFFICER

SUNPOWER CORPORATION
     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-	as tenants in common	UNIF GIFT ACT-	............................................Custodian............................................
TEN ENT-	as tenants by the entireties		(Cust)	(Minor)
JT TEN-	as joint tenants with		under Uniform Gifts to Minors
right of survivorship and
	not as tenants in common		Act
(State)

		UNIF TRF MIN ACT-	Custodian (until age )
(Cust)
under Uniform Transfers
(Minor)

to Minors Act
(State)
Additional abbreviations may also be used though not in the above list.
     FOR VALUE RECEIVED,                                                                                                            hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING
NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares

of the class B common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney

to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.
Dated

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
Signature(s) Guaranteed

By
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKER, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM),, PURSUANT TO S.E.C. RULE 17Ad-15.